Exhibit 99.1

Unifi Announces Strong First Quarter Fiscal 2022 Results and

Increases Full Year Fiscal 2022 Outlook

Company reports highest quarterly net sales in over eight years

GREENSBORO, N.C., October 25, 2021 – Unifi, Inc. (NYSE: UFI), one of the world’s leading innovators in recycled and synthetic yarns, today released operating results for the first fiscal quarter ended September 26, 2021.

First Quarter Fiscal 2022 Overview

•	Net sales were $196.0 million, representing an increase of 38.5% from the first quarter of fiscal 2021 and an increase of 6.3% from the fourth quarter of fiscal 2021.
•	Revenues from REPREVE® Fiber products represented 37% of net sales, which was an increase of $20.3 million from the first quarter of fiscal 2021.
•	Gross profit was $26.1 million compared to $14.6 million for the first quarter of fiscal 2021, while gross margin was 13.3% compared to 10.3% for the first quarter of fiscal 2021.
•	Operating income was $13.3 million compared to $2.9 million for the first quarter of fiscal 2021.
•	Net income was $8.7 million, or $0.46 diluted earnings per share (“EPS”), compared to net income of $3.4 million, or $0.18 diluted EPS for the first quarter of fiscal 2021.
•	Adjusted EBITDA[1] more than doubled to $19.8 million compared to $9.1 million in the first quarter of fiscal 2021.
•	Adjusted EBITDA for the 12 fiscal months ended September 26, 2021 was $75.4 million compared to $13.3 million for the 12 fiscal months ended September 27, 2020.

Eddie Ingle, Chief Executive Officer of Unifi, said, “First quarter fiscal 2022 results surpassed our expectations as strong performance in each segment enabled us to achieve our highest quarterly net sales since the June 2013 quarter. Our first quarter results demonstrate the team’s ability to expand our opportunities, grow our customer base and adapt to a rapidly changing macro environment for our industry. Strong performance in Brazil and Asia contributed to the favorable results, while the Polyester and Nylon segments continue to demonstrate recovery from the pandemic. Momentum for REPREVE® Fiber products in Asia, Central America, and the U.S. continues to be strong, and we remain focused on growing our innovative and sustainable product portfolio. While the global business setting is still dynamic, these strong results, along with the dedication of our employees and our diverse global strategy, provide us with a solid starting point to achieve our fiscal 2022 targets.”

1 Adjusted EBITDA and Net Debt are non-GAAP financial measures. The schedules included in this press release reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure.

First Quarter Fiscal 2022 Compared to First Quarter Fiscal 2021

Net sales in the first quarter of fiscal 2022 were $196.0 million, compared to $141.5 million in the same period a year ago.  The increase was primarily driven by double digit growth across all business segments in the first quarter of fiscal 2022 compared to the prior year’s first quarter, which was adversely impacted by the COVID-19 pandemic.  The Asia Segment experienced a 36% increase in revenue due to volume growth, while the Brazil Segment captured a 49% year-over-year revenue increase from pricing and sales mix.  Polyester Segment revenue increased 30%, primarily due to pricing adjustments associated with raw material cost increases, notwithstanding moderate headwinds experienced from import competition and input availability.  REPREVE® Fiber products continue to meet the ever-growing demand for sustainable textiles, driving underlying portfolio momentum.

Gross profit increased 79% to $26.1 million, from $14.6 million in the first quarter of fiscal 2021.   In addition to recovery from the adverse impacts of the COVID-19 pandemic on the first quarter of fiscal 2021, the increase in gross profit was mainly due to an improved sales mix and pricing for both the Polyester Segment and the Brazil Segment, along with sales growth for the Asia Segment.

Operating income increased substantially to $13.3 million compared to $2.9 million in the first quarter of fiscal 2021, primarily due to the increase in gross profit.  Net income was $8.7 million, or diluted EPS of $0.46, compared to $3.4 million, or $0.18 per share.  Adjusted EBITDA was $19.8 million, compared to $9.1 million.  Combining an agile global business model and focused execution continues to offer strong opportunities to drive future growth in both profitability and cash flow.

Debt principal was $84.3 million on September 26, 2021 compared to $86.9 million on June 27, 2021.  In connection with previously anticipated investments in new yarn texturing innovation and working capital to support future growth, cash and cash equivalents decreased to $49.5 million on September 26, 2021, from $78.3 million on June 27, 2021. Accordingly, Net Debt1 was $34.8 million on September 26, 2021 versus $8.6 million on June 27, 2021.

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Outlook

The following are the Company’s expectations for the fiscal quarter ending December 2021 (“Q2 2022”) and fiscal 2022, assuming there are no further significant disruptions to global markets or interruptions to global supply chains, no supplier issues in China due to electrical power limitations, and no further adverse impacts from COVID-19:

Q2 2022:

•	Net sales to range between $185.0 million and $190.0 million; and
•	Adjusted EBITDA to range between $14.0 million and $15.0 million.

Fiscal 2022:

•	Sales volume and REPREVE® Fiber sales growth driving net sales to $750 million or more, which would represent an increase of 12% or more from the level achieved in fiscal 2021;
•	Adjusted EBITDA to range between $65.0 million and $67.0 million;
•	An effective tax rate between 35% and 40%, assuming no significant changes in existing tax legislation; and
•

Capital expenditures of approximately $40.0 million to $44.0 million, as the Company continues its plan to invest in new yarn texturing machinery within its Americas facilities.  Such capital expenditure levels will be funded by cash on-hand and available financing arrangements and are inclusive of approximately $10.0 million to $12.0 million of routine annual maintenance.

Ingle concluded, “I’d like to thank all of our employees around the globe for their continued dedication and strong execution, specifically their proactive navigation of temporary supply chain disruptions, input shortages and cost volatility, and labor availability. Given our regional focus and global commercial model, I remain confident that we will maintain a high level of performance to mitigate short-term headwinds, especially as we continue our focus on sustainable growth for Unifi and delivering long-term value for our shareholders.”

Investor Day 2022

The Company plans to host an Investor Day on Wednesday, February 16, 2022 at its manufacturing facilities in North Carolina. More details on this event will be released in the coming months.

Update on Recent Trade Actions

On October 19, 2021, the U.S. Department of Commerce announced final antidumping duty deposit rates on imports of polyester textured yarn from Indonesia, Malaysia, Thailand, and Vietnam. The U.S. International Trade

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Commission is expected to announce its final determination on November 30, 2021.

First Quarter Fiscal 2022 Earnings Conference Call

The Company will provide additional commentary regarding its first quarter results and other developments during its earnings conference call on October 26, 2021, at 8:30 a.m., Eastern Time.  The call can be accessed via a live audio webcast on the Company’s website at http://investor.unifi.com.  Additional supporting materials and information related to the call will also be available on the Company’s website.

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About Unifi

Unifi, Inc. (NYSE: UFI) is a global textile solutions provider and one of the world's leading innovators in manufacturing synthetic and recycled performance fibers. Through REPREVE®, one of Unifi's proprietary technologies and the global leader in branded recycled performance fibers, Unifi has transformed more than 25 billion plastic bottles into recycled fiber for new apparel, footwear, home goods and other consumer products. Unifi continually innovates technologies to meet consumer needs in moisture management, thermal regulation, antimicrobial protection, UV protection, stretch, water resistance and enhanced softness. Unifi collaborates with many of the world's most influential brands in the sports apparel, fashion, home, automotive and other industries. For more information about Unifi, visit www.Unifi.com.

Contact information:

Will Stack

Alpha IR Group

312-445-2870

UFI@alpha-ir.com

Financial Statements, Business Segment Information and Reconciliations of Reported Results to Adjusted Results to Follow

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended
	September 26, 2021	September 27, 2020
Net sales	$195,992	$141,505
Cost of sales	169,895	126,944
Gross profit	26,097	14,561
Selling, general and administrative expenses	12,670	11,364
Benefit for bad debts	(80)	(887)
Other operating expense, net	256	1,178
Operating income	13,251	2,906
Interest income	(258)	(125)
Interest expense	696	871
Equity in earnings of unconsolidated affiliates	(280)	(93)
Income before income taxes	13,093	2,253
Provision (benefit) for income taxes	4,413	(1,179)
Net income	$8,680	$3,432

Net income per common share:
Basic	$0.47	$0.19
Diluted	$0.46	$0.18

Weighted average common shares outstanding:
Basic	18,515	18,447
Diluted	18,997	18,698
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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	September 26, 2021	June 27, 2021
ASSETS
Cash and cash equivalents	$49,556	$78,253
Receivables, net	103,031	94,837
Inventories	150,511	141,221
Income taxes receivable	3,368	2,392
Other current assets	12,816	12,364
Total current assets	319,282	329,067
Property, plant and equipment, net	203,339	201,696
Operating lease assets	9,561	8,772
Deferred income taxes	2,462	1,208
Other non-current assets	14,061	14,625
Total assets	$548,705	$555,368

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$57,528	$54,259
Income taxes payable	5,177	1,625
Current operating lease liabilities	2,150	1,856
Current portion of long-term debt	15,428	16,045
Other current liabilities	19,319	31,638
Total current liabilities	99,602	105,423
Long-term debt	68,465	70,336
Non-current operating lease liabilities	7,524	7,032
Deferred income taxes	4,473	6,686
Other long-term liabilities	7,644	7,472
Total liabilities	187,708	196,949

Commitments and contingencies

Common stock	1,852	1,849
Capital in excess of par value	65,770	65,205
Retained earnings	353,477	344,797
Accumulated other comprehensive loss	(60,102)	(53,432)
Total shareholders’ equity	360,997	358,419
Total liabilities and shareholders’ equity	$548,705	$555,368
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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	For the Three Months Ended
	September 26, 2021	September 27, 2020
Cash and cash equivalents at beginning of period	$78,253	$75,267
Operating activities:
Net income	8,680	3,432
Adjustments to reconcile net income to net cash (used) provided by operating activities:
Equity in earnings of unconsolidated affiliates	(280)	(93)
Depreciation and amortization expense	6,365	6,112
Non-cash compensation expense	660	509
Deferred income taxes	(3,463)	(2,072)
Other, net	(100)	(132)
Changes in assets and liabilities	(27,670)	166
Net cash (used) provided by operating activities	(15,808)	7,922

Investing activities:
Capital expenditures	(9,300)	(1,864)
Other, net	31	—
Net cash used by investing activities	(9,269)	(1,864)

Financing activities:
Proceeds from long-term debt	882	—
Payments on long-term debt	(3,427)	(3,445)
Other, net	(222)	(7)
Net cash used by financing activities	(2,767)	(3,452)

Effect of exchange rate changes on cash and cash equivalents	(853)	222
Net (decrease) increase in cash and cash equivalents	(28,697)	2,828
Cash and cash equivalents at end of period	$49,556	$78,095

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BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

Net sales details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	September 26, 2021	September 27, 2020
Polyester	$89,467	$69,076
Asia	51,428	37,723
Brazil	33,738	22,606
Nylon	20,159	11,029
All Other	1,200	1,071
Consolidated net sales	$195,992	$141,505

Gross profit details for each reportable segment of the Company are as follows:

	For the Three Months Ended
	September 26, 2021	September 27, 2020
Polyester	$8,294	$4,632
Asia	6,971	4,578
Brazil	9,940	4,613
Nylon	726	665
All Other	166	73
Consolidated gross profit	$26,097	$14,561

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RECONCILIATIONS OF REPORTED RESULTS TO ADJUSTED RESULTS

(Unaudited)

(In thousands)

EBITDA and Adjusted EBITDA (Non-GAAP Measures)

The reconciliations of the amounts reported under U.S. generally accepted accounting principles (“GAAP”) for Net income to EBITDA and Adjusted EBITDA are set forth below.

	For the Three Months Ended
	September 26, 2021	September 27, 2020
Net income	$8,680	$3,432
Interest expense, net	438	746
Provision (benefit) for income taxes	4,413	(1,179)
Depreciation and amortization expense (1)	6,308	6,052
EBITDA	19,839	9,051

Other adjustments (2)	—	—
Adjusted EBITDA	$19,839	$9,051

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net. Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)	For the periods presented, there were no other adjustments necessary to reconcile Net income to Adjusted EBITDA.

	For the Twelve Months Ended
	September 26, 2021	September 27, 2020
Net income (loss)	$34,321	$(57,517)
Interest expense, net	2,412	3,756
Provision (benefit) for income taxes	22,866	(928)
Depreciation and amortization expense (1)	25,549	23,836
EBITDA	85,148	(30,853)

Equity in earnings of former minority investment	—	(215)
EBITDA excluding former minority investment	85,148	(31,068)

Recovery of non-income taxes (2)	(9,717)	—
Gain on sale of investment in unconsolidated affiliate (3)	—	(2,284)
Impairment of investment in unconsolidated affiliate (3)	—	45,194
Severance (4)	—	1,485
Adjusted EBITDA	$75,431	$13,327

(1)

Within this reconciliation, depreciation and amortization expense excludes the amortization of debt issuance costs, which are reflected in interest expense, net.  Within the condensed consolidated statements of cash flows, amortization of debt issuance costs is reflected in depreciation and amortization expense.

(2)

During fiscal 2021 and the twelve fiscal months ended September 26, 2021, the Company recorded a recovery of non-income taxes of $9,717 related to favorable litigation results for its Brazilian operations, generating overpayments that resulted from excess social program taxes paid in prior fiscal years.

(3)

During fiscal 2020 and the twelve fiscal months ended September 27, 2020, the Company recorded an impairment charge of $45,194 relating to the April 29, 2020 sale of its minority interest in a domestic cotton producer. The Company’s 34% share of the associated losses subsequent to the date of the impairment charge (March 29, 2020) and through the date of the transaction closing (April 29, 2020) was $2,284 and generated a gain on sale.

(4)

During fiscal 2020 and the twelve fiscal months ended September 27, 2020, the Company recorded severance costs related to overall cost reduction efforts in the U.S. and a wind-down plan for its operations in Sri Lanka.

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Adjusted Net Income and Adjusted EPS (Non-GAAP Measures)

For the three months ended September 26, 2021 and September 27, 2020, there were no adjustments necessary to reconcile Net income to Adjusted Net Income or Adjusted EPS.

Net Debt (Non-GAAP Measure)

Reconciliations of Net Debt are as follows:

	September 26, 2021	June 27, 2021
Long-term debt	$68,465	$70,336
Current portion of long-term debt	15,428	16,045
Unamortized debt issuance costs	419	476
Debt principal	84,312	86,857
Less: cash and cash equivalents	49,556	78,253
Net Debt	$34,756	$8,604

Cash and cash equivalents

At September 26, 2021 and June 27, 2021, the Company’s domestic operations held approximately 24% and 48% of consolidated cash and cash equivalents, respectively.

REPREVE® Fiber

REPREVE® Fiber represents the Company's collection of fiber products on its recycled platform, with or without added technologies. Beginning in the fourth quarter of fiscal 2021, as a result of its annual review of products meeting the REPREVE® Fiber definition, the Company began including certain product sales in the Asia Segment that were previously excluded from the REPREVE® Fiber sales metric. Quarters 1, 2, and 3 of fiscal 2021 have been adjusted to reflect such sales, which resulted in a change of not more than 1% for any quarter.

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Non-GAAP Financial Measures

Certain non-GAAP financial measures included herein are designed to complement the financial information presented in accordance with GAAP. These non-GAAP financial measures include Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Net Debt (together, the “non-GAAP financial measures”).

•	EBITDA represents Net income before net interest expense, income tax expense, and depreciation and amortization expense.
•	Adjusted EBITDA represents EBITDA adjusted to exclude, from time to time, certain other adjustments necessary to understand and compare the underlying results of UNIFI.
•

Adjusted Net Income represents Net income calculated under GAAP adjusted to exclude certain amounts. Management believes the excluded amounts do not reflect the ongoing operations and performance of UNIFI and/or exclusion may be necessary to understand and compare the underlying results of UNIFI.

•	Adjusted EPS represents Adjusted Net Income divided by UNIFI’s weighted average common shares outstanding.
•	Net Debt represents debt principal less cash and cash equivalents.

The non-GAAP financial measures are not determined in accordance with GAAP and should not be considered a substitute for performance measures determined in accordance with GAAP. The calculations of the non-GAAP financial measures are subjective, based on management’s belief as to which items should be included or excluded in order to provide the most reasonable and comparable view of the underlying operating performance of the business. We may, from time to time, modify the amounts used to determine our non-GAAP financial measures.

We believe that these non-GAAP financial measures better reflect Unifi’s underlying operations and performance and that their use, as operating performance measures, provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets, among otherwise comparable companies.

Management uses Adjusted EBITDA (i) as a measurement of operating performance because it assists us in comparing our operating performance on a consistent basis, as it removes the impact of (a) items directly related to our asset base (primarily depreciation and amortization) and (b) items that we would not expect to occur as a part of our normal business on a regular basis; (ii) for planning purposes, including the preparation of our annual operating budget; (iii) as a valuation measure for evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures, and expand our business; and (iv) as one measure in determining the value of other acquisitions and dispositions. Adjusted EBITDA is a key performance metric utilized in the determination of variable compensation. We also believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because it serves as a high-level proxy for cash generated from operations.

Management uses Adjusted Net Income and Adjusted EPS (i) as measurements of net operating performance because they assist us in comparing such performance on a consistent basis, as they remove the impact of (a) items that we would not expect to occur as a part of our normal business on a regular basis and (b) components of the provision for income taxes that we would not expect to occur as a part of our underlying taxable operations; (ii) for planning purposes, including the preparation of our annual operating budget; and (iii) as measures in determining the value of other acquisitions and dispositions.

Management uses Net Debt as a liquidity and leverage metric to determine how much debt would remain if all cash and cash equivalents were used to pay down debt principal.

In evaluating non-GAAP financial measures, investors should be aware that, in the future, we may incur expenses similar to the adjustments included herein. Our presentation of non-GAAP financial measures should not be construed as indicating that our future results will be unaffected by unusual or non-recurring items. Each of our non-GAAP financial measures has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for analysis of our results or liquidity measures as reported under GAAP. Some of these limitations are (i) it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; (ii) it does not reflect the impact of earnings or charges resulting from matters we consider not indicative of our ongoing operations; (iii) it does not reflect changes in, or cash requirements for, our working capital needs; (iv) it does not reflect the cash requirements necessary to make payments on our debt; (v) it does not reflect our future requirements for capital expenditures or contractual commitments; (vi) it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and (vii) other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, these non-GAAP financial measures should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including those under our outstanding debt obligations. Investors should compensate for these limitations by relying primarily on our GAAP results and using these measures only as supplemental information.

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Cautionary Statement on Forward-Looking Statements

Certain statements included herein contain “forward-looking statements” within the meaning of federal securities laws about the financial condition and results of operations of Unifi that are based on management’s beliefs, assumptions and expectations about our future economic performance, considering the information currently available to management.  An example of such forward-looking statements include, among others, guidance pertaining to our financial outlook. The words “believe,” “may,” “could,” “will,” “should,” “would,” “anticipate,” “plan,” “estimate,” “project,” “expect,” “intend,” “seek,” “strive” and words of similar import, or the negative of such words, identify or signal the presence of forward-looking statements.  These statements are not statements of historical fact, and they involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that we express or imply in any forward-looking statement.

Factors that could contribute to such differences include, but are not limited to: the competitive nature of the textile industry and the impact of global competition; changes in the trade regulatory environment and governmental policies and legislation; the availability, sourcing and pricing of raw materials; general domestic and international economic and industry conditions in markets where Unifi competes, including economic and political factors over which Unifi has no control; changes in consumer spending, customer preferences, fashion trends and end uses for products; the financial condition of Unifi’s customers; the loss of a significant customer or brand partner; natural disasters, industrial accidents, power or water shortages, extreme weather conditions and other disruptions at one of our facilities; the disruption of operations, global demand, or financial performance as a result of catastrophic or extraordinary events, including epidemics or pandemics such as the recent strain of coronavirus; the success of Unifi’s strategic business initiatives; the volatility of financial and credit markets; the ability to service indebtedness and fund capital expenditures and strategic business initiatives; the availability of and access to credit on reasonable terms; changes in foreign currency exchange, interest and inflation rates; fluctuations in production costs; the ability to protect intellectual property; the strength and reputation of our brands; employee relations; the ability to attract, retain and motivate key employees; the impact of environmental, health and safety regulations; the impact of tax laws, the judicial or administrative interpretations of tax laws and/or changes in such laws or interpretations; the operating performance of joint ventures and other equity method investments; and the accurate financial reporting of information from equity method investees.

All such factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control.  New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on Unifi.  Any forward-looking statement speaks only as of the date on which such statement is made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, except as may be required by federal securities laws. The above and other risks and uncertainties are described in Unifi’s most recent Annual Report on Form 10-K, and additional risks or uncertainties may be described from time to time in other reports filed by Unifi with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-end-

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